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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to: the 1995 Stock Option Plan, as amended, 1996 Directors' Stock Option Plan, Stock Option Agreement entered into, effective January 4, 1995, by and between Sunrise Assisted Living, Inc. and David W. Faeder (Form S-8 No. 33-05257); the1996 Non-Incentive Stock Option Plan (Form S-8, No. 333-21817); the 1997 Stock Option Plan (Forms S-8, No.333-26837); the 1996 Directors' Stock Option Plan, as Amended (Form S-8, No. 333-57291); the 1998 Stock Option Plan (Form S-8, No. 333-57293); the 1999 Stock Option Plan (Form S-8, No. 333-78313);
the Karrington Health, Inc. 1996 Incentive Stock Plan (Form S-8, No. 333-78543); the 2000 Stock Option Plan (Form S-8, No. 333-38432); the 2001 Stock Option Plan (Form S-8, No. 333-61918); and the Employee Stock Purchase Plan (Form S-8, No. 333-61914) of our report dated February 26, 2002, with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                   /s/ Ernst & Young LLP

McLean, VA
March 26, 2002